Exhibit (c)(4)
P R E L I M I N A R Y B E N C H M A R K I N G A N A LY S I S C O N F I D E N T I A L J U L Y 2 0 2 3 Project Sapphire

PROJECT SAPPHIRE CONFIDENTIAL

Side-by-Side: Sapphire vs. Social Casino Peers

($ in millions)

Financial projections for peers based on consensus estimates

	Sapphire	DoubleDown Interactive	Huuuge	Playstudios	Playtika
Key Financials (2023E)	**Revenue** $730 / $754[2] **Adj. EBITDA** $204 / $220[2] *% Margin* 28.0% / 29.2%[2]	**Revenue** $321 **Adj. EBITDA** $103 *% Margin* 31.9%	**Revenue** $286 **Adj. EBITDA** $93 *% Margin* 32.5%	**Revenue** $318 **Adj. EBITDA** $56 *% Margin* 17.6%	**Revenue** $2,610 **Adj. EBITDA** $823 *% Margin* 31.5%
Business Overview	• Developer and publisher of primarily mobile social casino games as well as casual games • Has outpaced broader social casino market on growth based on performance from key titles • "Controlled company"	• Korea-based developer and publisher of social casino and casual games – Flagship game (DoubleDown Casino) accounts for over 95% of revenue • Consistent revenue decline over last several quarters, with first quarter of sequential growth in Q1 2023	• Developer and publisher of social casino games on primarily mobile applications – Core franchises of Huuuge Casino and Billionaire Casino generate 90% of revenue • High player monetization but lack of growth	• Developer and publisher of social casino and casual games for mobile platforms • Acquired Brainium in October 2022 to expand casual games portfolio • "Controlled company" with ~70% of stock owned by founder group • Went public through SPAC merger in June 2021	• Developer and publisher of casual and social casino games for mobile platforms • Most diversified portfolio among social casino peers with more than 50% in casual games
Revenue by Type[1]	 Casual 3% Social Casino 97%	 Social Casino ~100%	 Casual 8% Social Casino 92%	 Casual 10% Social Casino 90%	 Casual 54% Social Casino 46%
Revenue by Geography	 International 8% North America 92%	 International 12% United States 88%	 Other 31% Canada 3% Germany 7% United States 59%	 Other 8% North America 92%	 Other 7% APAC 8% EMEA 15% United States 70%

LAZARD

Source: *Public information, FactSet, Wall Street Research, Sapphire management*

Note: Market data as of July 10, 2023; financials converted to USD at current spot rate. Revenue breakdowns represent latest fiscal year.

1. Sapphire casual revenue represents advertising revenue. Huuuge casual revenue represents Traffic Puzzle revenue. Playstudios casual revenue represents advertising and other revenue.
2. Financials represent consensus / management projections.

1

PROJECT SAPPHIRE CONFIDENTIAL

Overview of Broader Interactive Entertainment Players

Company	HQ	Exchange Traded	Mobile Revenue %	Description
Aristocrat	Sydney, AU	Australian Securities Exchange	46%[1]	• Engages in the design, development and distribution of gaming content, platforms and systems, including electronic gaming machines, casino management systems and free-to-play mobile games
EA	Redwood City, CA	NASDAQ	17%	• Develops PC, console and mobile games across various genres such as sports, FPS, action, role-playing and simulation
Cobalt	Las Vegas, NV	NASDAQ	27%[2]	• Creates content and products for land-based casino gaming, digital gaming (iGaming) and mobile gaming
MTG	Stockholm, SE	NASDAQ Stockholm	73%	• Owns and operates gaming studios with popular global IPs across a wide range of casual and mid-core genres
Roblox	San Mateo, CA	NYSE	50%	• Operates a free-to-play online gaming platform and game creation system
Stillfront Group	Stockholm, SE	NASDAQ Stockholm	76%	• Owns and operates 23 studios that develop and publish games across various genres such as strategy, casual & mashup, simulation, RPG and action
T2 Take-Two Interactive	New York, NY	NASDAQ	47%	• Develops and publishes PC, console and mobile games through Rockstar Games, 2K, Private Division and Zynga
Ubisoft	Saint-Mandé, FR	Euronext Paris	31%	• Established video game developer and publisher that primarily focuses on AAA PC, console and mobile titles

Source: *Public information, FactSet*
Note: Mobile revenue breakdowns represent latest fiscal year.
1. Represents Pixel United revenue as a % of total Aristocrat revenue.
2. Represents Sapphire revenue as a % of total Cobalt revenue.

LAZARD 2

PROJECT SAPPHIRE CONFIDENTIAL

Sapphire Benchmarking: Growth & Profitability

Financial projections for peers based on consensus estimates

Revenue CAGR 2022A – 2024E



6.4%
11.5%
4.5%
3.3%
Median: 2.3%
1.4%
(7.1%)
Sapphire (Consensus)2
Sapphire (Management)2
Playstudios1
DoubleDown3
Playtika
Huuuge

Adj. EBITDA CAGR 2022A – 2024E



8.5%
13.8%
20.4%
3.9%
Median: 2.1%
0.4%
(0.7%)
Sapphire (Consensus)2
Sapphire (Management)2
Playstudios1
Playtika
DoubleDown3
Huuuge

Average Adj. EBITDA Margin 2022A – 2024E[4]



Margin Pre-SBC Expense
Margin Post-SBC Expense
Median (Pre-SBC): 30.2%
Median (Post-SBC): 27.6%
28.3%
26.5%
28.7%
26.5%
31.5%
26.8%
31.2%
29.3%
28.3%
17.2%
11.4%
Sapphire (Consensus)2
Sapphire (Management)2
Playtika
DoubleDown3
Huuuge
Playstudios1

Source: Public information, FactSet, Sapphire management

Note: Market data as of July 10, 2023. Adj. EBITDA CAGRs are pre-SBC.

1. Financials pro forma for acquisition of Brainium (closed October 2022); not pro forma for acquisition of WonderBlocks (closed August 2022). Revenue CAGR of 7.4% based on revenue as realized; EBITDA CAGR of 27.4% based on EBITDA as realized.
2. Financials as realized; not pro forma for acquisition of Alictus (closed March 2022).
3. Financials as realized; not pro forma for acquisition of SuprNation (expected to close in Q2 2023). DoubleDown does not have SBC expense.
4. Projections for consensus SBC expense extrapolated using 2022A SBC as a % of revenue. Sapphire management SBC projections as per company management.

LAZARD 3

Social Casino Peers FY2022A Average Daily Active Users (in millions) FY2022A ARPDAU1 FY2022A Payer Conversion Rate 9.6% 6.3% 5.3% 3.3% 1.5% Median: 4.3% Sapphire Huuuge DoubleDown Playtika Playstudios $0.78 $1.43 $0.97 $0.76 $0.41 Median: $0.87 Sapphire Huuuge DoubleDown Playtika Playstudios Sapphire Benchmarking vs. Peers: Selected KPIs P R O J E C T S A P P H I R E C O N F I D E N T I A L Source: Public information 1. Average Revenue Per Daily Active User. 2.3 9.4 1.9 1.0 0.6 Median: 1.5 million Sapphire Playtika Playstudios DoubleDown Huuuge KPIs measured as of latest fiscal year 4

P R O J E C T S A P P H I R E Sapphire: Direct-to-Consumer Benchmarking C O N F I D E N T I A L Sapphire Assumed DTC Adoption Playtika DTC Sales as % of Total Sales Huuuge DTC Sales as % of Total Sales (Core Franchises) Stillfront DTC Sales as % of Total Active Portfolio and by Genre2 - 1.5% 2.2% 5.8% 5.8% 0% 5% 10% 2023E 2024E 2025E 2026E 2027E 4.0% 7.3% 10.3% 13.6% 20.5% 23.2% 0% 15% 30% 2017A 2018A 2019A 2020A 2021A 2022A 0% 4% 8% Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Sapphire DTC assumptions per management estimates; social casino peers and other interactive entertainment players DTC adoption based on public information Source: Public information, Sapphire management 1. Estimate per discussion with management. 2. Data from Stillfront Q1 2023 Investor Presentation. Stillfront did not disclose direct-to-consumer revenue prior to Q1 2023. 1 24.0% 25.0% 42.0% 12.0% 0% 25% 50% Total Active Portfolio Strategy Sim / RPG / Action Mashup / Casual 5

P R O J E C T S A P P H I R E For Reference: Forecasted Market Growth Rates C O N F I D E N T I A L 4.5% 5.3% 4.9% 6.2% 0% 2% 4% 6% 8% 10% '22 - '25 Casual Gaming '22 - '25 Mobile Gaming '22 - '27 Mobile Gaming '23 - '27 Social Casino Source: Eilers & Krejcik, IDG, Research & Markets Overall Market Growth Growth by Monetization Strategy Eilers & Krejcik IDG Research & Markets 5.8% 4.1% 8.7% 0% 2% 4% 6% 8% 10% '22 - '25 In-App Advertising '22 - '25 In-App Purchases '22 - '25 Mobile Advertising Eilers & Krejcik IDG 6

PROJECT SAPPHIRE CONFIDENTIAL

Sapphire: Public Trading Comparables

($ in millions, except per share data)

Financial projections calendarized and based on consensus estimates

Company	Stock Price 7/10/23	% of 52 Wk. High	Equity Value	Enterprise Value	Enterprise Value / Revenue 2023E	Enterprise Value / Revenue 2024E	Enterprise Value / EBITDA 2023E	Enterprise Value / EBITDA 2024E	EBITDA Margin 2023E	EBITDA Margin 2024E	CAGR ('23E – '25E) Revenue	CAGR ('23E – '25E) EBITDA
Social Casino Peers												
DoubleDown Interactive	$9.16	85%	$454	$187	0.6x	0.5x	1.8x	1.8x	32%	30%	4%	5%
Huuuge	Z26.20	88%	521	296	1.0x	1.1x	3.2x	3.6x	33%	29%	(4%)	(7%)
Playstudios	$4.78	97%	720	593	1.9x	1.8x	10.6x	9.1x	18%	19%	6%	12%
Playtika	$12.50	96%	4,767	6,367	2.4x	2.4x	7.7x	7.3x	32%	32%	3%	8%
				Average	**1.5x**	**1.4x**	**5.8x**	**5.5x**	**28%**	**28%**	**2%**	**4%**
				Median	**1.4x**	**1.4x**	**5.5x**	**5.5x**	**32%**	**30%**	**4%**	**7%**
For Reference Only: Other Interactive Entertainment Players												
Aristocrat	A$36.49	92%	$15,913	$15,750	3.8x	3.7x	11.3x	10.6x	34%	35%	6%	8%
Electronic Arts	$130.54	97%	35,653	35,109	4.7x	4.4x	14.1x	13.1x	33%	33%	6%	9%
Cobalt	$64.86	94%	6,040	9,135	3.3x	3.1x	9.0x	8.0x	37%	39%	8%	14%
Modern Times Group	KR68.35	65%	754	431	0.8x	0.8x	3.6x	3.4x	23%	23%	5%	7%
Roblox	$41.63	81%	25,423	24,717	7.2x	6.4x	NM	48.7x	10%	13%	10%	32%
Stillfront	KR18.00	61%	844	1,198	1.8x	1.7x	4.8x	4.5x	37%	37%	6%	5%
Take-Two Interactive	$143.94	97%	24,374	26,539	4.9x	3.6x	34.9x	16.0x	14%	22%	23%	64%
Ubisoft Entertainment	€24.88	53%	3,415	4,485	2.0x	1.8x	4.4x	3.7x	46%	50%	8%	15%
				Average	**3.6x**	**3.2x**	**11.7x**	**13.5x**	**29%**	**32%**	**9%**	**19%**
				Median	**3.6x**	**3.3x**	**9.0x**	**9.3x**	**34%**	**34%**	**7%**	**11%**
Sapphire (Current)	**$19.61**	**99%**	**$2,486**	**$2,129**	**2.9x**	**2.8x**	**10.4x**	**9.7x**	**28%**	**29%**	**3%**	**8%**
Sapphire (Unaffected)[1]	**$15.56**	**81%**	**1,973**	**1,615**	**2.2x**	**2.1x**	**7.9x**	**7.3x**	**28%**	**29%**	**3%**	**8%**

Source: *Public information, FactSet*

Note: Market data as of July 10, 2023; financials converted to USD at current spot rate. Multiples greater than 50x or negative are designated as "NM". Balance sheets and consensus estimates as reported; not pro forma for any acquisitions or divestitures. EBITDA based on unadjusted consensus estimates.

1. Share price represents closing price as of unaffected date of May 17, 2023 (last trading day prior to proposal by Cobalt); balance sheet and consensus estimates as of current date.

LAZARD 7